Exhibit 99.2

Marketing Specialists Corporation 17855 Dallas Parkway, Suite 310 Dallas, TX 75287 (Nasdaq: MKSP)

AT THE COMPANY Gerald Leonard, President & CEO (781) 828-4800 Terry Crump, Chief Financial Officer (972) 349.6370 Randall Oxford, Media Relations (972) 349-6580	AT THE FINANCIAL RELATIONS BOARD Analyst Info: Steve Martini General Info: Paula Schwartz Media Info: Judith Sylk Siegel (212) 661-8030

FOR IMMEDIATE RELEASE
August 22, 2000

MARKETING SPECIALISTS CORPORATION ANNOUNCES
SECOND-QUARTER 2000 FINANCIAL RESULTS

Dallas, TX...August 22, 2000 - Marketing Specialists Corporation (Nasdaq: MKSP), a leading provider of outsourced sales and marketing services to manufacturers, suppliers and producers of food products and consumer goods, reported today its financial results for the quarter ended June 30, 2000.

Second-Quarter 2000 Results

The following table sets forth the results of operations of the Company for the periods indicated. On August 18, 1999, the Company completed its merger ("Merger") with Dallas-based Richmont Marketing Specialists Inc. ("Richmont"). For financial reporting purposes, the Company is presented as the accounting acquirer. Accordingly, the results of Richmont's operations have been included in the Company's consolidated statement of operations since the date of the Merger. The 1999 results do not reflect proforma adjustments as if the Merger had been completed on January 1, 1999.

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Marketing Specialists
Second-Quarter 2000 Results

Unaudited Financial Summary Table
Amounts in Thousands Except Share & Per-Share Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2000	1999	2000	1999
Commissions..................................	$99,055	$41,131	$193,497	$85,008
Sales............................................	9,115 _____	9,338 _____	19,639 ______	22,087 ______
Revenues.......................................	108,170	50,469	213,136	107,095

Earnings before interest, taxes, depreciation and amortization...........	8,191	19	14,703	6,632

Loss before income taxes....................	(5,190)	(3,653)	(11,263)	(322)

Net loss........................................	($5,224)	($2,914)	($11,297)	($1,082)

Net loss per share Basic and Diluted.........................	($0.26)	($0.39)	($0.64)	($0.14)

Shares used to compute net loss per share Basic and Diluted..........................	19,751,131	7,508,000	17,742,999	7,477,000

The Company reported that commission revenue for the quarter ended June 30, 2000, increased $57.9 million (or 141 percent) to $99.0 million compared to the same period last year. Total revenues for the quarter were $108.2 million versus $50.5 million for the same period last year. For the six months ended June 30, 2000, total revenues were $213.1 million in 2000 compared to $107.1 million in 1999 (a 99 percent increase). These increases were primarily related to the inclusion of commissions for Richmont in 2000 as a result of the Merger.

Cash selling, general and administrative expenses (CSG&A) for the second quarter ended June 30, 2000, were $92.1 million compared to $41.9 million for the same period in 1999. Total cash selling, general and administrative expenses for the six months ended June 30, 2000, were $181.1 million compared to $80.6 million for the same period last year. The increase in CSG&A was primarily attributable to the inclusion of Richmont expenses as a result of the Merger.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter ended June 30, 2000, were $8.2 million compared to $6.5 million in the quarter ended March 31, 2000. This increase resulted from the recognition of revenues from its recently announced national contracts. EBITDA for the quarter ended June 30, 2000, was $8.2 million compared to $19,000 for the same period last year.

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Marketing Specialists
Second-Quarter 2000 Results

The Company's net loss for the quarter ended June 30, 2000, was ($5.2) million or ($0.26) per share compared to a net loss of ($2.9) million or ($0.39) per share for the same period last year. The Company reported a net loss of ($11.3) million or ($0.64) per share compared to a net loss of ($1.1) million or ($0.14) per share for the same period last year. The change was primarily related to increases of depreciation and amortization from the Merger and interest costs associated with the increased debt levels.

On March 30, 2000, the Company completed the refinancing of its credit facility, which resulted in a new, two-year $50.0 million revolving credit facility ("New Revolver") and a two-year $35.0 million term loan ("Amended Term Loan"). The Company used proceeds from the New Revolver to reduce the principal amount of the term loan to $35.0 million. As a result of the refinancing, no principal payments are required on the Amended Term Loan for two years.

Management Remarks on Second-Quarter Results
Commenting on the results, Gerald Leonard, president and chief executive officer of Marketing Specialists, said, "While the near-term effect of business the Company lost due to conflicts resulting from the merger between Marketing Specialists and Merkert American continued to impact our results during the second quarter, the tremendous potential of our newly acquired national penetration became apparent as business from national agreements signed during the previous quarter was generated.

"Additional national appointments were in the pipeline during the second quarter, and we anticipate being able to announce new national contracts during the next few months. Our continuing ability to develop long-term relationships with preeminent manufacturers seeking national representation of their products underscores the importance of our recent merger and the resulting changes we continue to make in our business."

Addressing other developments during the quarter, Mr. Leonard noted, "Our announcement of the addition of E-commerce services in May is significant because it affords us another opportunity to expand sales for the manufacturers we represent. Historically, Marketing Specialists has been a leader in the application of information and technology within the food brokerage industry, and our addition of e-commerce services to our comprehensive portfolio demonstrates our willingness to develop every possible sales channel for our business partners.

"Finally, the offer by Richmont Capital Partners, announced in June, to purchase our outstanding shares of stock is currently being evaluated by a special committee of independent directors who will fully review the offer and make a recommendation to our board. The board anticipates receiving the committee's report during the third quarter and will act upon it in an expeditious manner."

Marketing Specialists Corporation provides outsourced sales, marketing and merchandising services to manufacturers of food and other consumer products. With more than 6,000 associates in 65 locations throughout the United States, Marketing Specialists is one of the largest food brokers in the nation.

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Marketing Specialists
Second-Quarter 2000 Results

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Financial Tables Follow

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This press release contains forward-looking statements within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of Marketing Specialists. Actual events, performance and results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. The factors which may cause such differences include, among other things, Marketing Specialists' ability to consummate any of the transactions contemplated by the letters of intent to which Marketing Specialists is a party; Marketing Specialists' ability to successfully integrate any future and past acquisitions; the stockholder vote or other conditions relating to the Richmont merger; principal realignment as a result of the merger, the competitive environment; and general economic conditions. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

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To receive Marketing Specialists' latest news release and other corporate documents via FAX at no cost, dial 1-800-PRO-INFO. Use the Company's code, MKSP.
Or visit the Company's pages at www.frbinc.com.

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Marketing Specialists
Second-Quarter 2000 Results

MARKETING SPECIALISTS CORPORATION
(FORMERLY MERKERT AMERICAN CORPORATION)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and amounts in thousands, except share and per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2000	1999	2000	1999

Commissions	$ 99,055	$ 41,131	$ 193,497	$ 85,008
Sales	9,115 ________	9,338 ________	19,639 ________	22,087 ________

Revenues	108,170	50,469	213,136	107,095

Cost of Sales	7,857	8,542	17,312	19,844
Selling expenses	74,364	28,297	145,119	55,674
General and administrative	17,758	13,611	36,002	24,945
Depreciation and amortization	6,506 ________	1,550 ________	12,729 ________	3,008 ________

Operating expenses	106,485 ________	52,000 ________	211,162 ________	103,471 ________

Operating income (loss)	1,685	(1,531)	1,974	3,624

Interest expense, net	(6,972)	(2,122)	(13,390)	(3,946)
Other income, net	97 ________	(0) ________	153 ________	(0) ________

Loss before income taxes	(5,190)	(3,653)	(11,263)	(322)

Provision (benefit) for income taxes	34 ________	(739) ________	34 ________	760 ________

Net (loss)	$ (5,224)	$ (2,914)	$ (11,297)	$ (1,082)

Net income (loss) per share Basic and Diluted	$ (0.26)	$ (0.39)	$ (0.64)	$ (0.14)

Shares used to compute net loss per share Basic and Diluted	19,751,131	7,508,000	17,742,999	7,477,000

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Marketing Specialists
Second-Quarter 2000 Results

MARKETING SPECIALISTS CORPORATION
(FORMERLY MERKERT AMERICAN CORPORATION)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share amounts)

	June 30, 2000 (unaudited)	December 31, 1999
ASSETS

Current assets: Restricted cash Accounts receivable, less allowance for doubtful accounts of $3,557 and $5,730, respectively Inventory Properties held for sale Prepaid expenses and other	$ 962 70,722 1,260 - 3,309 __________	$ 1,200 53,579 1,221 7,312 2,895 __________

Total current assets	76,253	66,207

Other assets	14,568	9,665
Property, plant and equipment, net	33,983	35,204
Intangibles, net	364,326 __________	338,540 __________

Total assets	$ 489,130	$ 449,616

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities: Current maturities of long-term obligations Accounts payable Accrued expenses	$ 66,526 21,949 33,285 __________	$ 48,055 14,396 33,664 __________

Total current liabilities	121,760	96,115

Long-term obligations, net of current portion	234,925	227,831

Other liabilities	3,708	7,428

Commitments and contingencies

Redeemable convertible preferred stock, at redemption value	5,000	-

Stockholder's equity:
     Common stock, $0.01 par value - Authorized - 54,000,000 shares
          Issued and outstanding - 19,751,131 and 14,173,844, respectively
     Additional paid-in capital
     Note for sale of common stock
     Accumulated deficit
     Treasury stock, at cost

	198 159,816 (1,500) (34,330) (447) __________	142 143,080 (1,500) (23,033) (447) __________

Total stockholders' equity	123,737 __________	118,242 __________

Total liabilities and stockholders' equity	$ 489,130	$ 449,616